UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010 (December 7, 2010)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932 _
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 694-9555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 7, 2010, MISONIX, INC. (the “Company”) held its Annual Meeting of Shareholders. At that meeting, shareholders (i) re-elected the six incumbent directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified and (ii) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The following table sets forth the final results of the total shares voted on the election of directors:
VOTES

	For	Withheld	Broker Non-Votes
Michael A. McManus, Jr.	2,238,728	673,964	3,683,977
Howard Alliger	2,243,011	669,681	3,683,977
T. Guy Minetti	2,868,042	43,650	3,683,977
Thomas F. O’Neill	2,683,742	48,950	3,683,977
John W. Gildea	2,862,442	50,250	3,683,977
Charles Miner, III, MD	2,863,742	48,950	3,683,977
The following table sets forth the final results of the total shares voted on the selection of Grant Thornton LLP:
VOTES

For	Against	Abstain
6,581,892	11,941	2,836

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010	MISONIX, INC.
	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer